EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-57625, 333-72592, 333-129290, 333-129333, 333-152565, 333-152566, 333-184598, 333-184599 and 333-265397) on Form S-8 and (Nos.333-220974 and 333-222858) on Form S-3 of our reports dated February 21, 2023, with respect to the consolidated financial statements of Kirby Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas

February 21, 2023